Exhibit 99.5

CONSENT OF B. RILEY & CO., LLC

 We hereby consent to the inclusion of our opinion letter, dated October 22, 2009, to the special committee of the board of directors of Western Sizzlin Corporation as Annex B to, and to the references thereto under the captions “PROSPECTUS SUMMARY—The Merger—Opinion of the Financial Advisor of the Western Sizzlin Special Committee,” “PROSPECTUS SUMMARY—The Merger—Position of the Schedule 13e-3 Filing Persons as to the Fairness of the Merger Agreement and the Merger,” “SPECIAL FACTORS—Background of the Merger,” SPECIAL FACTORS— Recommendation of the Western Sizzlin Special Committee; Reasons for, and Effects and Fairness of, the Merger,” “SPECIAL FACTORS—Opinion of the Financial Advisor of the Western Sizzlin Special Committee” and “SPECIAL FACTORS—Position of Schedule 13e-3 Filing Persons as to the Fairness of the Merger” in, the Joint Proxy Statement/Prospectus relating to the proposed merger involving Western Sizzlin Corporation and Grill Acquisition Corporation, a wholly owned subsidiary of The Steak n Shake Company (“Steak n Shake”), which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Steak n Shake. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement being filed with the Securities and Exchange Commission on January 22, 2010 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

B. Riley & Co., LLC

By:        /s/ Paul J. Donnelly

Name: Paul J. Donnelly
Title:   Managing Director
Date:   January 22, 2010